UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 21, 2011 (April 20, 2011)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
(480) 627-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 20, 2011, Republic Services, Inc. (the “Company”) entered into a $1.25 billion revolving credit facility pursuant to an Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto and the Guarantors party thereto (the “Amended and Restated Credit Facility”). Substantially all of the subsidiaries of the Company guarantee all obligations under the Amended and Restated Credit Facility.
Extensions of credit under the Amended and Restated Credit Facility will be used for working capital, capital expenditures, letters of credit and other general corporate purposes.
The Amended and Restated Credit Facility will mature in April, 2016. The Amended and Restated Credit Facility includes a feature that will allow the Company to increase availability under the Amended and Restated Credit Facility, at its option, by an aggregate amount of up to $500 million, through increased commitments from existing lenders or the addition of new lenders. At the Company’s option, borrowings under the Amended and Restated Credit Facility bear interest at LIBOR-based rates or at prime-based rates. Available amounts subject to outstanding letters of credit, and outstanding principal, accrued and unpaid interest and other amounts payable under the Amended and Restated Credit Facility may be accelerated upon an event of default, as such events are described in the Amended and Restated Credit Facility.
The Amended and Restated Credit Facility contains customary affirmative and negative covenants, including, among other things, covenants requiring the Company to maintain certain financial ratios. The Company has the ability under the covenants in the Amended and Restated Credit Facility to pay dividends and to repurchase its common stock provided that it is in compliance with the covenants. This description of the Amended and Restated Credit Facility is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 4.1 to this report, which is incorporated by reference herein.
In addition, on April 20, 2011, the Company entered into Amendment No. 2, to its existing $1.75 billion credit facility (the “Existing Credit Facility”), by and among the Company, each of the Guarantors party thereto, Bank of America, N.A., as Administrative Agent and each of the lenders signatory thereto (“Amendment No. 2”). Amendment No. 2 does not extend the maturity date of or change the rates of interest provided under the Existing Credit Facility, which matures in September, 2013, but does reduce the commitments under the existing Credit Facility to $1.25 billion and conforms certain terms of the Existing Credit Facility with those of the Amended and Restated Credit Facility. Substantially all of the subsidiaries of the Company continue to guarantee all obligations under the Existing Credit Facility. This description of the Amendment No. 2 is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 4.2 to this report, which is incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On April 20, 2011, the Company entered into a $1.25 billion Amended and Restated Credit Agreement; the information required by Item 2.03 of Form 8-K is included in Item 1.01 of this report.
On April 20, 2011, the Company amended its $1.75 billion Credit Agreement; the information required by Item 2.03 of Form 8-K is included in Item 1.01 of this report.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibits	Exhibit Description

4.1	Amended and Restated Credit Agreement, dated as April 20, 2011, by and among Republic Services, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto and the Guarantors party thereto.

Exhibits	Exhibit Description

4.2	Amendment No. 2 to Credit Agreement, dated as of April 20, 2011, by and among Republic Services, Inc., as Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent, and each of the lenders signatory thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibits	Exhibit Description

4.1	Amended and Restated Credit Agreement, dated as April 20, 2011, by and among Republic Services, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto and the Guarantors party thereto.

4.2	Amendment No. 2 to Credit Agreement, dated as of April 20, 2011, by and among Republic Services, Inc., as Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent, and each of the lenders signatory thereto.